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                                                                     Exhibit 8.8


                               December 27, 1996


                       Nicholas-Applegate Investment Trust
                          600 West Broadway, 30th Floor
                          San Diego, California  92101



PNC Bank, National Association
Airport Business Center
International Court 2
200 Stevens Drive
Lester, Pennsylvania  19113

Ladies and Gentlemen:

          Reference is made to the Custodian Services Agreement between us dated April 1, 1993 (the "Agreement").


          Pursuant to Section 2 of the Agreement, this will confirm that we wish to appoint you to provide custodian services under the Agreement to our newly established Large Cap Growth Fund and International Core Growth Fund.


          Please indicate your acceptance of this appointment by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

                                   Very truly yours,



                                   E. Blake Moore, Jr.
                                   Secretary


APPOINTED ACCEPTED:

PNC BANK, NATIONAL ASSOCIATION


By:
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Title:
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                                      C-20